                  Filed Pursuant to Rule 424(b)(3) and (c)
                             File Number 333-88205

              PROSPECTUS SUPPLEMENT NO. 1 DATED February 16, 2000
                      to Prospectus Dated October 27, 1999


                                   eBAY INC.

                                 692,834 SHARES

                                  COMMON STOCK


     This prospectus supplement supplements the prospectus dated October 27, 1999 of eBay Inc. relating to the public offering, which is not being underwritten, and sale by selling stockholders described below, including donees, pledgees, transferees and other successors in interest that receive shares of our common stock as a gift, pledge, partnership distribution or other non-sale transfer, of 692,834 shares of our common stock that had been held by former stockholders of Kruse, Inc., d/b/a Kruse International. This prospectus supplement contains information on ownership of shares of our common stock following gifts of shares of our common stock from Mitchell Kruse to certain charitable organizations on February 15, 2000. This prospectus supplement should be read in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the prospectus.


                              SELLING STOCKHOLDERS

The table on page 21 of the prospectus setting forth information concerning the selling stockholders is superseded by the following table:

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                             Selling Stockholder                                    Number          Shares Being
                                                                                                       Offered
--------------------------------------------------------------------------------------------------------------------
Dean V. Kruse                                                                           350,801              303,547
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Carol Ann Kruse                                                                          42,979               42,979
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Mitchell Kruse                                                                          284,756              237,532
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Dean V. Kruse Foundation, Inc.                                                          103,776              103,776
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County Line Church of God                                                                 2,937                2,937
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Lakewood Park Christian School Baptist Church                                               890                  890
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